Exhibit 99.1

The Metals Company Provides Q1 2022 Corporate Update

NEW YORK, May 9, 2022 (GLOBE NEWSWIRE) -- TMC the metals company Inc. (Nasdaq: TMC) (“TMC” or “the Company”), an explorer of lower-impact battery metals from seafloor polymetallic nodules, today provided a corporate update and financial results for the first quarter ending March 31, 2022.

Q1 2022 Financial Highlights

•	Net loss of $21.1 million and loss per share of $0.09 for the quarter ended March 31, 2022.
•	Total cash of approximately $69.0 million at March 31, 2022 which we believe will be sufficient to meet our working capital and capital expenditure requirements for at least the next twelve months from today.

Gerard Barron, TMC Chairman and CEO, commented: “I am extremely proud of the progress made by our team and our partners in the first quarter of 2022. We continue to execute our plans both offshore and onshore, with our partner Allseas successfully testing our pilot nodule collection system in the deep sea, and our recently announced business collaboration with Epsilon Carbon setting the stage for a potential nodule processing plant in India.”

“While the challenge of meeting the massive mineral requirements of electrification is forcing auto OEMs to rethink their supply chains, insufficient supply and rising prices for key battery metals threaten to undermine commitments to responsible sourcing. We are now seeing this play out with some major car companies inking supply deals with Chinese-funded producers known to violate human rights and cause unchecked tropical deforestation and pollution in the planet’s most biodiverse ecosystems. Lying far offshore in international waters, deep-sea nodules offer a potential alternative that Western nations are waking up to, particularly as the national security implications of the clean energy transition become more acute. Individually, our NORI and TOML projects eclipse all other nickel development projects in terms of size and accessibility, and could deliver an abundant supply of battery metals while helping to meet infrastructure-led demand for steel in the developing world.”

Operational Highlights in the First Quarter 2022

•	Project Zero Plant: In March 2022, we announced that we entered into a non-binding memorandum of understanding for a business collaboration with Epsilon Carbon Pvt, LTD. to complete a pre-feasibility study for a commercial plant in India, powered by renewables and targeting capacity to process approximately 1.3 million tonnes per annum (Mtpa) of wet nodules into more than 30,000 tonnes per annum (TPA) of an intermediate nickel-copper-cobalt matte product used in active cathode material for nickel-rich cathode chemistries for lithium-ion batteries and more than 750,000 TPA of a manganese silicate product expected to be used in manganese alloy production for the steel industry.
•	Project Zero System: In March 2022, our subsidiary, NORI, and Allseas Group S.A. entered into a non-binding term sheet for the potential development and operation of a commercial nodule collection system. The pilot nodule collection system developed and currently being tested by Allseas is expected to be upgraded to a commercial system with a targeted production capacity of approximately 1.3 Mtpa of wet nodules, with expected production readiness by the fourth quarter of 2024.

•	Pilot collection system trials

○	Harbor Trials: In March 2022, the pilot collector vehicle underwent extensive equipment testing in the Port of Rotterdam and all systems were shown to be fully functional.
○	North Sea Drive Trials: In March 2022, the pilot collector vehicle and the Hidden Gem vessel underwent extensive testing of critical deployment and mobility functions in the Dutch Sector of the North Sea, with the collector covering a total of 4,533 meters on the seafloor. All systems were shown to be functional. Engineers successfully completed a variety of tests of the dynamic positioning system aboard Hidden Gem in advance of pilot trials in the NORI Area D in the Clarion Clipperton Zone (CCZ) expected to begin in the third quarter of 2022.
•	SINTEF independent analysis of TMC’s manganese silicate product: SINTEF, one of Europe’s largest independent research institutions, was retained by us to analyze our manganese silicate product that can be used to produce silicomanganese alloy for steelmaking and found that it behaves similarly to traditional manganese sources. Our high-grade nodule-derived manganese silicate, which we estimate could account for almost 30% of future revenues, appears to have significant advantages over conventional manganese ores on cost and CO2 footprint, with the potential for 7 to 17% higher value-in-use, depending on carbon tax regimes.

Operational Highlights Subsequent to March 31, 2022

•	Pilot Collection System Trials - Atlantic Deep-Water Trials: In April 2022, the Allseas-designed and constructed pilot nodule collector vehicle was deployed from the Hidden Gem and lowered to the seafloor at depths of 2,470 meters, marking the first time the vehicle has been subjected to ultra-deep-water temperatures and pressures. A range of critical functions were successfully tested while driving over one kilometer on the seafloor confirming the vehicle’s capability to operate in pressure and temperature conditions similar to those it will encounter in the NORI-D Area in the CCZ.
•	Independent Lifecycle Impact Assessment of NORI-D project: In April 2022, we announced that we chose leading lithium-ion battery supply chain research firm, Benchmark Mineral Intelligence (Benchmark), to conduct an independent lifecycle assessment of the environmental impacts of our planned NORI-D polymetallic nodule project and compare these impacts to producing the same metals from commonly used production pathways using conventional land ores. Benchmark anticipates completing its comprehensive Lifecycle Impact Assessment for us in the third quarter of 2022.

Industry Update

•	Mining.com released their 2022 rankings of the world’s largest undeveloped nickel projects, with our NORI area ranking #1 and our TOML area ranking #2.
•	The International Seabed Authority (ISA) continues to work to a two-year timeline to finalize regulations regarding exploitation of deep-sea minerals by July 9, 2023. An in-person ISA Council meeting in Kingston, Jamaica concluded on April 1, 2022, with the next ISA Council meeting scheduled for July 2022 and a third meeting anticipated in November 2022. In December 2021, the 26th Session of the Assembly of the ISA was formally closed, with members approving an updated plan of work for 2022.
•	In a February 2022 letter to U.S. Energy Secretary Jennifer Granholm, Senator Lisa Murkowski called for a focus on securing access to battery raw materials and an analysis of the potential of polymetallic nodules in the CCZ; while seventeen retired generals, admirals and officers across four U.S. military branches warned of the U.S.’ extreme vulnerability to supply chain shocks, and called for the responsible development of the vast polymetallic nodule resource in the CCZ in a letter to the Department of Defense. In April, Senator Marco Rubio requested information from Volkswagen as to its supply agreements with leading Chinese battery metal producers, Huayou and Tsingshan, given the automaker’s commitment to responsible sourcing and the known environmental and social risks of their activities. Noting Volkswagen’s pledge not to use seabed minerals until further study into the impacts of deep sea mining had been conducted, Rubio questioned whether VW felt these potential impacts outweighed the known existing impacts to rainforest ecosystems and human rights present in the operations of their new partners.

Financial Results Overview

At March 31, 2022, TMC held cash of $69.0 million and held no debt. We believe that our cash on hand will be sufficient to meet our working capital and capital expenditure requirements for at least the next twelve months from today.

TMC reported a net loss for the first quarter of 2022 of $21.1 million, or $0.09 per share, compared to TMC’s net loss of $55.7 million, or $0.29 per share, for the first quarter of 2021. The net loss for the first quarter of 2022 was mainly due to non-cash share-based compensation of $5.7 million, loss on fair value changes of warrants liability of $5.2 million and $1.3 million expensed for the pilot mining test system. Exploration and evaluation expenses during the first quarter of 2022 were $7.3 million compared to $38.1 million for the first quarter of 2021. The first quarter of 2022 reflects a decrease in offshore campaign activity following the completion of NORI Area D environmental baseline campaigns in the fourth quarter of 2021, a decrease in share-based compensation, while the comparative quarter of 2021 includes a fair value increase in common shares issued to Maersk Supply Service A/S. General and administrative expenses were $8.6 million for the first quarter of 2022 compared to $17.4 million for the first quarter of 2021, reflecting a reduction in share-based compensation. Both exploration and evaluation expenses and general and administrative expenses in the first quarter of 2021 were impacted by significant awards of stock options in March 2021.

Conference Call

TMC will hold a conference call today at 4:30 p.m. ET to provide an update on recent corporate developments, first quarter financial results and upcoming milestones.

First Quarter 2022 Conference Call Details

Date:	Monday, May 9, 2022

Time:	04:30 p.m. Eastern
Daylight Time

Virtual webcast:	Register Here

Toll-free dial-in number:	(888) 705-0371
International dial-in number:	(929) 517-9005
Conference ID:	7758182

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

The conference call will have a virtual webcast and be available for replay in the ‘Investors’ tab of the Company’s website under ‘Media’ > ‘Events and Presentations’.

A replay of the conference call will also be available after 7:30 p.m. Eastern time on the same day through May 23, 2022, via the information below:

Toll-free replay number: (855) 859-2056
International replay number: (404) 537-3406
Replay ID: 7758182

About The Metals Company

The Metals Company is an explorer of lower-impact battery metals from seafloor polymetallic nodules, on a dual mission: (1) supply metals for the clean energy transition with the least possible negative environmental and social impact and (2) accelerate the transition to a circular metal economy. The Company through its subsidiaries holds exploration and commercial rights to three polymetallic nodule contract areas in the Clarion Clipperton Zone of the Pacific Ocean regulated by the International Seabed Authority and sponsored by the governments of Nauru, Kiribati and the Kingdom of Tonga.

More information is available at www.metals.co.

Investors: investors@metals.co

Forward Looking Statements

Certain statements made in this press release are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, including related to how long TMC’s cash will fund operations, the potential arrangements with Allseas and Epsilon Carbon, TMC’s planned system tests, including the timing thereof and the timing and content of environmental and operational assessments. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside TMC’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: TMC’s ability to obtain exploitation contracts for its areas in the CCZ; regulatory uncertainties and the impact of government regulation and political instability on TMC’s resource activities; changes to any of the laws, rules, regulations or policies to which TMC is subject; the impact of extensive and costly environmental requirements on TMC’s operations; environmental liabilities; the impact of polymetallic nodule collection on biodiversity in the CCZ and recovery rates of impacted ecosystems; TMC’s ability to develop minerals in sufficient grade or quantities to justify commercial operations; the lack of development of seafloor polymetallic nodule deposit; TMC’s ability to successfully enter into binding agreements with each of Allseas and Epsilon Carbon; uncertainty in the estimates for mineral resource calculations from certain contract areas and for the grade and quality of polymetallic nodule deposits; risks associated with natural hazards; uncertainty with respect to the specialized treatment and processing of polymetallic nodules that TMC may recover; risks associated with collective, development and processing operations, including with respect to the proposed plant in India and Allseas’ expected development efforts; fluctuations in transportation costs; fluctuations in metals prices; testing and manufacturing of equipment; risks associated with TMC’s limited operating history; the impact of the COVID-19 pandemic; risks associated with TMC’s intellectual property; and other risks and uncertainties, including those under Item 1A “Risk Factors” in TMC’s Annual Report on Form 10-K for the year ended December 31, 2021, filed by TMC with the Securities and Exchange Commission (“SEC”) on March 25, 2022, and in TMC’s other future filings with the SEC. TMC cautions that the foregoing list of factors is not exclusive. TMC cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. TMC does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based except as required by law.

TMC the metals company Inc.
Condensed Consolidated Balance Sheets (in thousands of US Dollars, except share amounts) (Unaudited)

ASSETS	As at March 31, 2022	As at December 31, 2021
Current
Cash	$69,048	$84,873
Receivables and prepayments	3,041	3,686
	72,089	88,559
Non-current
Exploration contracts	43,150	43,150
Equipment	1,479	1,416
	44,629	44,566
TOTAL ASSETS	$116,718	$133,125

LIABILITIES
Current
Accounts payable and accrued liabilities	18,004	26,573
	18,004	26,573
Non-current
Deferred tax liability	10,675	10,675
Warrants liability	8,314	3,126
TOTAL LIABILITIES	$36,993	$40,374

EQUITY
Common shares (unlimited shares, no par value – issued: 226,780,843 (December 31, 2021 – 225,432,493))	298,263	296,051
Class A - J Special Shares	-	-
Additional paid in capital	107,952	102,073
Accumulated other comprehensive loss	(1,216)	(1,216)
Deficit	(325,274)	(304,157)
TOTAL EQUITY	79,725	92,751
TOTAL LIABILITIES AND EQUITY	$116,718	$133,125

TMC the metals company Inc.
Condensed Consolidated Statements of Loss and Comprehensive Loss (in thousands of US Dollars, except share and per share amounts) (Unaudited)

	Three months ended March 31, 2022	Three months ended March 31, 2021 (Restated1)
Operating expenses
Exploration and evaluation expenses	$7,343	$38,107
General and administrative expenses	8,564	17,364
Operating loss	15,907	55,471

Other items
Change in fair value of warrants liability	5,188	-
Foreign exchange loss	22	19
Interest expense	-	220

Loss and comprehensive loss for the period	$21,117	$55,710

Loss per share
- Basic and diluted	$0.09	$0.29

Weighted average number of common shares outstanding – basic and diluted	226,075,389	192,378,436

(1)	The condensed consolidated statement of loss and comprehensive loss for the three months ended March 31, 2021 was restated. Refer to the Company’s Quarterly Report on Form 10-Q filed on November 15, 2021.

TMC the metals company Inc.
Condensed Consolidated Statements of Changes in Equity (in thousands of US Dollars, except share amounts) (Unaudited)

	Common Shares
Three months ended March 31, 2022	Shares	Amount	Preferred Shares	Special Shares	Additional Paid in Capital	Accumulated Other Comprehensive Loss	Deficit	Total
December 31, 2021	225,432,493	$296,051	$-	$-	$102,073	$(1,216)	$(304,157)	$92,751
Conversion of restricted share units, net of shares withheld for taxes	1,348,350	2,212	-	-	(2,290)	-	-	(78)
Share-based compensation	-	-	-	-	8,124	-	-	8,124
Expenses to be settled in share-based payments	-	-	-	-	45	-	-	45
Loss for the period	-	-	-	-	-	-	(21,117)	(21,117)
March 31, 2022	226,780,843	298,263	-	-	107,952	(1,216)	(325,274)	79,725

	Common Shares
Three months ended March 31, 2021 Restated[1]	Shares	Amount	Preferred Shares	Special Shares	Additional Paid in Capital	Accumulated Other Comprehensive Loss	Deficit	Total
December 31, 2020	189,493,593	$154,431	$550	$-	$45,347	$(1,216)	$(162,858)	$36,254
Exercise of stock options	2,148,990	2,542	-	-	(1,172)	-	-	1,370
Common shares to be issued for exploration and evaluation expenses	4,245,031	25,664	-	-	(12,879)	-	-	12,785
Share-based compensation	-				30,425			30,425
Common shares to be issued for stock options exercise	-	-	-	-	7	-	-	7
Conversion of debentures	57,894	500	-	-	-	-	-	500
Loss for the period	-	-	-	-	-	-	(55,710)	(55,710)
March 31, 2021	195,945,508	$183,137	$550	$-	$61,728	$(1,216)	$(218,568)	$25,631

(1)	The condensed consolidated statement of changes in equity for the three months ended March 31, 2021 was restated. Refer to the Company’s Quarterly Report on Form 10-Q filed on November 15, 2021.

TMC the metals company Inc.
Condensed Consolidated Statements of Cash Flows (in thousands of US Dollars) (Unaudited)

	Three months ended March 31, 2022	Three months ended March 31, 2021 (Restated1)
Cash provided by (used in)

Operating activities
Loss for the period	$(21,117)	$(55,710)
Items not affecting cash:
Amortization	95	98
Expenses settled with share-based payments	6,393	43,211
Expenses to be settled with share-based payments	45	-
Interest on convertible debentures	-	220
Change in fair value of warrants liability	5,188	-
Unrealized foreign exchange	(8)	(1)
Changes in working capital:
Receivables and prepayments	619	8
Accounts payable and accrued liabilities	(6,744)	2,114
Net cash used in operating activities	(15,529)	(10,060)

Investing activities
Settlement of deferred acquisition costs	-	(2,190)
Acquisition of equipment	(210)	-
Net cash used in investing activities	(210)	(2,190)

Financing activities
Proceeds from exercise of stock options	-	1,377
Proceeds from issuance of convertible debentures	-	26,000
Taxes withheld and paid on share-based compensation	(78)	-
Net cash (used in) provided by financing activities	(78)	27,377

(Decrease) increase in cash	(15,817)	15,127
Impact of exchange rate changes on cash	(8)	1
Cash - beginning of period	84,873	10,096
Cash - end of period	$69,048	$25,224

(1)	The condensed consolidated statement of cash flows for the three months ended March 31, 2021 was restated. Refer to the Company’s Quarterly Report on Form 10-Q filed on November 15, 2021.